Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   On February 7, 1997, Kansas City Power and Light Company (KCPL) and Western Resources, Inc. (Western Resources) entered into an agreement whereby KCPL would be merged with and into Western Resources (Merger).

   On March 14, 1997, Western Resources commenced an offer to exchange $22.50 of Western Resources Common Stock and cash for each outstanding share of ADT
Limited (ADT) Common Stock not already owned by Western Resources or its subsidiaries (ADT Offer). ADT shareowners would receive $10 cash plus 0.41494 of a share of Western Resources Common Stock for each share of ADT Common Stock tendered not already owned by Western Resources, based on the closing price of Western Resources Common Stock on March 13, 1997. ADT shareowners would not, however, receive more than 0.42017 shares of Western Resources Common Stock for each share of ADT Common Stock.

   Effective March 17, 1997 Tyco International Ltd. (Tyco) announced that they had entered into a definitive merger agreement with ADT in a stock-for-stock transaction. Based upon Tyco's closing stock price on April 1, 1997 of $54.875, the terms of the agreement would result in a value of approximately $26 per share to ADT shareholders. Western is currently reviewing the Tyco offer as well as considering its alternatives to such offer and assessing its rights as an ADT shareholder. At this date, the impact the Tyco offer will have on the ADT Offer and Tyco's ability to consummate this transaction in accordance with the specified terms is not known.

   The purpose of the ADT Offer is to enable Western Resources to acquire control of ADT. Western Resources presently intends, following consummation of the ADT Offer, to propose and seek to have ADT effect the Amalgamation, pursuant to which a newly created subsidiary of Western Resources incorporated under the laws of Bermuda will amalgamate with and into ADT, with the amalgamated company operating under the name of ADT (the Amalgamation).

     The following unaudited pro forma combined financial information presents the consolidated balance sheets and statements of income for the following: (i) Western Resources and KCPL, assuming the Merger is accounted for as a pooling of interests; and (ii) Western Resources, KCPL and ADT, assuming the Merger is accounted for as a pooling of interests and the Amalgamation is accounted for as a purchase.

     ADT's results of operations and financial position have been presented for the year ended December 31, 1996, as if the purchase was consummated on December 31, 1996. The unaudited pro forma combined statement of income adjusts the historical amounts to reflect the Amalgamation as if it had occurred at the beginning of 1996. The unaudited combined operating results of Western Resources and KCPL have been presented for each of the last three fiscal years, because the Merger will be accounted for as a pooling of interests. Pro Forma combined information which includes ADT is presented for the most recent year ended since the Amalgamation would be accounted for as a purchase.

     The unaudited pro forma combined financial statements were prepared utilizing the historical audited financial statements, including the notes thereto, of Western Resources, KCPL and ADT. The information shown below should be read in conjunction with the consolidated historical financial statements of Western Resources, KCPL and ADT, as filed with the Securities and Exchange Commission (SEC). The following information is being presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have occurred had the Amalgamation and the Merger been consummated at the beginning of the periods for which the Merger and the Amalgamation are being given effect, nor is it necessarily indicative of future operating results or financial position.

The Merger

     The Merger Agreement provides that each share of KCPL Common Stock will be exchanged for $32.00 of Western Resources Common Stock, subject to certain limitations. Pro forma shares outstanding and related earnings and dividends per share information have been calculated assuming a Conversion Ratio of 1.05785 based on a closing price of $30.250 per share of Western Resources Common Stock on February 28, 1997. The actual Conversion Ratio will be based on a 20 day average of the Closing price of Western Resources Common Stock calculated for a period beginning on the 29th business day prior to Closing and ending on the tenth business day prior to Closing.

     The Merger is assumed to generate substantial cost savings. The assumed cost savings have not been reflected in the pro forma combined balance sheets and statements of income. Transaction costs associated with the Merger including fees for advisors, attorneys and other consultants and incremental direct costs of completing the Merger are estimated to approximate $60 million.

     There are no anticipated changes in either Western Resources' or KCPL's accounting policies as a result of the Merger. Both companies accrue unbilled revenue for energy delivered at the end of each reporting period, use composite depreciation methods at group rates specified pursuant to regulation and have certain other accounting policies which differ from each other as well as from other commercial enterprises due to the nature of how regulators have allowed certain costs to be recovered from customers.

     Western Resources has joint interests with KCPL in the LaCygne Station and Wolf Creek electric generating facilities. These generating facilities represent approximately 23% of Western Resources' total generating capacity, 39% of KCPL's total generating capacity and 29% of the combined company's total generating capacity.


The Amalgamation

     Western Resources currently owns approximately 38.3 million shares of ADT Common Stock, or approximately 25% of the outstanding shares of ADT Common Stock after giving effect to the exercise of the Republic Warrant. This represents a $589.4 million investment, at cost, in ADT. Western Resources proposes to acquire the remaining common equity interest of ADT for $22.50 per share of ADT Common Stock, subject to adjustment, and account for such acquisition as a purchase. ADT's shareholders would receive $12.50 of value in Western Resources Common Stock, subject to certain limitations, and the balance of the purchase price ($10.00 per share of ADT Common Stock) would be paid in cash. The pro forma combined balance sheet assumes the recorded amounts of ADT's assets and liabilities approximate their fair values. The preliminary purchase price allocation was made using only publicly available information for ADT and is subject to change. The pro forma combined financial statements do not give effect to any anticipated cost savings or revenue enhancements that may result from the Amalgamation.

     During the first quarter of 1996, ADT recorded a non-cash charge of approximately $744.7 million to recognize the impairment of certain long-lived assets. The impairment charge was largely attributable to reducing the amount of recorded goodwill and had no significant tax effect.

     In September 1996, ADT acquired the entire equity interest in Automated Security (Holdings) PLC, a United Kingdom company ("ASH")(the ASH Transaction). ASH is engaged in the provision of electronic security services in North America and Europe. The ASH Transaction was accounted for by ADT as a pooling of interests. In connection with the ASH Transaction, ADT exchanged 7,034,940 shares of ADT Common Stock for the entire equity interest in ASH.

     In  November  1996,  ADT's  Chairman  announced  a plan to sell  ADT's auto auction business. Consistent with ADT's announcement, Western Resources also plans to sell this business following the consummation of the Amalgamation since it does not fit into Western Resources' long-term strategic plans and such sale will allow management to focus on the delivery of security and energy services. According to ADT's 1996 Annual Report on Form 10-K, the auto auction business of ADT operates approximately 27 auction centers in the United States. Substantially all of the vehicles sold at ADT auction centers are passenger cars and light trucks. Heavy trucks and industrial vehicles comprise the balance of its sales. Western Resources estimates the sale of the auto auction business should generate after-tax proceeds of approximately $450 million based on an estimated sales price of approximately $500 million. In March 1997, ADT's Chairman announced that ADT had rescinded its prior plan to sell the auto auction business. Western Resources, however, will continue its plan to dispose of this business of ADT following consummation of the Amalgamation.

     This cash sale is assumed to be completed at or near the closing of the Amalgamation. The estimated fair value of the net proceeds to be received as a result of this sale have been presented as property held for sale on the unaudited pro forma combined balance sheet and a pro forma adjustment to eliminate the operating results of the auto auction business is reflected in the unaudited pro forma combined statement of income. Estimated amounts have been disclosed based on Western Resources' expectation of value. Actual amounts could differ substantially from these estimates.



Other Transactions

     In December 1996 Western Resources and ONEOK announced the formation of a proposed strategic alliance. Under the terms of the agreement, Western

Resources and ONEOK will each contribute essentially all of their natural gas assets to a new company controlled by ONEOK. Following the completion of the transaction, Western Resources will have a 45% equity interest in the combined new company. The new natural gas assets and earnings from this business unit will be replaced by equity investments, equity earnings and preferred dividends after this transaction closes. The cash flows from the strategic alliance are expected to exceed the cash flows historically provided to Western Resources by these assets. The proposed transaction is expected to close following approval by ONEOK's shareholders and appropriate regulatory approvals in the second half of 1997.

     On December 31, 1996 Western Resources purchased the assets of Westinghouse Security Systems, Inc. Western Resources paid approximately $358 million, subject to adjustment, and assumed certain liabilities in connection with this purchase. This acquisition significantly expands the scope of Western Resources' security operations. Based on a preliminary estimate of the purchase price allocation approximately $275 million of goodwill has been recorded. Since the transaction closed on December 31, 1996, no operating results have been included on the accompanying pro forma combined statement of income for the year ended December 31, 1996.

                                             WESTERN RESOURCES AND KCPL

                                    UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                 December 31, 1996
                                                  (in thousands)

                                                      ASSETS


                                                                                 Pro Forma
                                                    Western       KCPL                   Total
                                                 (Historical) (Historical) Adjustments  Combined
Current Assets:
     Cash and cash equivalents . . . . . . . . . .$    3,724  $   23,571  $   -        $   27,295
     Accounts receivable and unbilled
       revenues (net). . . . . . . . . . . . . . .   318,966      63,206      -           382,172
     Other current assets. . . . . . . . . . . . .   171,758      74,203      -           245,961
                                                  ----------  ----------  --------     ----------
          Total current assets . . . . . . . . . .   494,448     160,980      -           655,428
                                                  ----------  ----------  --------     ----------
Property, Plant and Equipment, net . . . . . . . . 4,356,518   2,343,494      -         6,700,012
                                                  ----------  ----------  --------     ----------
Deferred Charges and Other Assets:
     Goodwill, net . . . . . . . . . . . . . . . .   306,960        -         -           306,960
     Regulatory asset-recoverable taxes. . . . . .   217,257     126,000      -           343,257
     Regulatory assets . . . . . . . . . . . . . .   241,039      37,747      -           278,786
     Other assets. . . . . . . . . . . . . . . . . 1,031,559     246,291   (30,000)(k)  1,247,850
                                                  ----------  ----------  --------     ----------
          Total deferred charges and other
            assets . . . . . . . . . . . . . . . . 1,796,815     410,038   (30,000)     2,176,853
                                                  ----------  ----------  --------     ----------
          Total Assets . . . . . . . . . . . . . .$6,647,781  $2,914,512  $(30,000)    $9,532,293
                                                  ==========  ==========  ========     ==========



                                          LIABILITIES AND CAPITALIZATION


                                                     Pro Forma
                                                    Western       KCPL                    Total
                                                 (Historical) (Historical) Adjustments   Combined

Current Liabilities:
     Short-term debt . . . . . . . . . . . . . . .$  980,740 $      -     $   -        $  980,740
     Long-term debt due within one year. . . . . .      -         26,591      -            26,591
     Accounts payable. . . . . . . . . . . . . . .   180,540      55,618      -           236,158
     Other current liabilities . . . . . . . . . .   190,812      84,216    30,000(k)     305,028
                                                  ----------  ----------  --------     ----------
          Total current liabilities. . . . . . . . 1,352,092     166,425    30,000      1,548,517
                                                  ----------  ----------  --------     ----------
Other Liabilities and Deferred Credits:
     Deferred income taxes . . . . . . . . . . . . 1,110,372     643,189      -         1,753,561
     Deferred investment tax credits . . . . . . .   125,528      67,107      -           192,635
     Other . . . . . . . . . . . . . . . . . . . .   458,668      94,144      -           552,812
                                                  ----------  ----------  --------     ----------
          Total other liabilities and deferred
            credits. . . . . . . . . . . . . . . . 1,694,568     804,440      -         2,499,008
                                                  ----------  ----------  --------     ----------
Capitalization:
     Long-term debt, net . . . . . . . . . . . . . 1,681,583     944,136      -         2,625,719
     Company-obligated mandatorily redeemable
       preferred securities. . . . . . . . . . . .   220,000        -         -           220,000
     Preferred and preference stock. . . . . . . .    74,858      89,062      -           163,920
     Common equity . . . . . . . . . . . . . . . . 1,624,680     910,449   (60,000)(k)  2,475,129
                                                  ----------  ----------  --------     ----------
          Total capitalization . . . . . . . . . . 3,601,121   1,943,647  ( 60,000)     5,484,768
                                                  ----------  ----------  --------     ----------
          Total Liabilities and Capitalization . .$6,647,781  $2,914,512  $(30,000)    $9,532,293
                                                  ========== ===========  ========     ==========


                   The  accompanying  Notes  to  Unaudited  Pro  Forma  Combined
                   Financial Information are an integral part of this statement and should be read in their entirety.

                                            WESTERN RESOURCES AND KCPL

                                    UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                 December 31, 1995
                                                  (in thousands)

                                                      ASSETS


                                                                                 Pro Forma
                                                    Western       KCPL                   Total
                                                 (Historical) (Historical) Adjustments  Combined
Current Assets:
     Cash and cash equivalents . . . . . . . . . .$    2,414  $   28,390  $   -        $   30,804
     Accounts receivable and unbilled
       revenues (net). . . . . . . . . . . . . . .   257,292      64,668      -           321,960
     Other current assets. . . . . . . . . . . . .   161,270      80,404      -           241,674
                                                  ----------  ----------  --------     ----------
          Total current assets . . . . . . . . . .   420,976     173,462      -           594,438
                                                  ----------  ----------  --------     ----------
Property, Plant and Equipment, net . . . . . . . . 4,356,350   2,359,461      -         6,715,811
                                                  ----------  ----------  --------     ----------
Deferred Charges and Other Assets:
     Regulatory asset-recoverable taxes. . . . . .   282,476     123,000      -           405,476
     Regulatory assets . . . . . . . . . . . . . .   262,393      38,342      -           300,735
     Other assets. . . . . . . . . . . . . . . . .   168,482     188,241      -           356,723
                                                  ----------  ----------  --------     ----------
          Total deferred charges and other
            assets . . . . . . . . . . . . . . . .   713,351     349,583      -         1,062,934
                                                  ----------  ----------  --------     ----------
          Total Assets . . . . . . . . . . . . . .$5,490,677  $2,882,506  $   -        $8,373,183
                                                  ==========  ==========  ========     ==========



                                          LIABILITIES AND CAPITALIZATION


                                                     Pro Forma
                                                    Western       KCPL                    Total
                                                 (Historical) (Historical) Adjustments  Combined

Current Liabilities:
     Short-term debt . . . . . . . . . . . . . . .$  203,450  $   19,000  $   -        $  222,450
     Long-term debt due within one year. . . . . .    16,000      73,803      -            89,803
     Accounts payable. . . . . . . . . . . . . . .   149,194      52,506      -           201,700
     Other current liabilities . . . . . . . . . .   170,992     104,746      -           275,738
                                                  ----------  ----------  --------     ----------
          Total current liabilities. . . . . . . .   539,636     250,055      -           789,691
                                                  ----------  ----------  --------     ----------
Other Liabilities and Deferred Credits:
     Deferred income taxes . . . . . . . . . . . . 1,167,470     648,374      -         1,815,844
     Deferred investment tax credits . . . . . . .   132,286      71,270      -           203,556
     Other . . . . . . . . . . . . . . . . . . . .   432,054      88,720      -           520,774
                                                  ----------  ----------  --------     ----------
          Total other liabilities and deferred
            credits. . . . . . . . . . . . . . . . 1,731,810     808,364      -         2,540,174
                                                  ----------  ----------  --------     ----------
Capitalization:
     Long-term debt, net . . . . . . . . . . . . . 1,391,263     835,713      -         2,226,976
     Company-obligated mandatorily redeemable
       preferred securities. . . . . . . . . . . .   100,000        -         -           100,000
     Preferred and preference stock. . . . . . . .   174,858      90,436      -           265,294
     Common equity . . . . . . . . . . . . . . . . 1,553,110     897,938      -         2,451,048
                                                  ----------  ----------  --------     ----------
          Total capitalization . . . . . . . . . . 3,219,231   1,824,087      -         5,043,318
                                                  ----------  ----------  --------     ----------
          Total Liabilities and Capitalization . .$5,490,677  $2,882,506  $   -        $8,373,183
                                                  ========== ===========  ========     ==========


                   The  accompanying  Notes  to  Unaudited  Pro  Forma  Combined
                   Financial Information are an integral part of this statement and should be read in their entirety.

                                            WESTERN RESOURCES AND KCPL

                                 UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                                       For the Year Ended December 31, 1996
                                       (in thousands except per share data)


                                                                                Pro Forma
                                                    Western       KCPL                   Total
                                                 (Historical) (Historical) Adjustments  Combined
Operating Revenues:
     Electric. . . . . . . . . . . . . . . . . . .$1,197,433    $903,919    $ -       $2,101,352
     Natural gas . . . . . . . . . . . . . . . . .   849,386        -         -          849,386
                                                  ----------    --------    ------    ----------
          Total operating revenues . . . . . . . . 2,046,819     903,919      -        2,950,738
Operating Expenses:
     Cost of sales . . . . . . . . . . . . . . . .   648,299     192,960      -          841,259
     Operations, administrative and selling. . . .   804,169     349,462      -        1,153,631
     Depreciation and amortization . . . . . . . .   201,266     115,529      -          316,795
                                                  ----------    --------    ------     ---------
Operating Income . . . . . . . . . . . . . . . . .   393,085     245,968      -          639,053
                                                  ----------    --------    ------     ---------
Interest Expense . . . . . . . . . . . . . . . . .   149,326      58,083      -          207,409
Other Income (Expenses). . . . . . . . . . . . . .    11,293     (47,961)     -          (36,668)
                                                  ----------    --------    ------    ----------
Income Before Income Taxes . . . . . . . . . . . .   255,052     139,924      -          394,976
Income Taxes . . . . . . . . . . . . . . . . . . .    86,102      31,753      -          117,855
                                                  ----------    --------    ------    ----------
Net Income . . . . . . . . . . . . . . . . . . . .   168,950     108,171      -          277,121
Preferred and Preference Dividends . . . . . . . .    14,839       3,790      -           18,629
                                                  ----------    --------    ------    ----------
Earnings Applicable to Common Stock. . . . . . . .$  154,111    $104,381    $ -       $  258,492
                                                  ==========    ========    ======    ==========
Average Common Shares Outstanding. . . . . . . . .    63,834      61,902     3,581(i)    129,317
Earnings Per Average Common Share. . . . . . . . .$     2.41    $   1.69              $     2.00


                   The  accompanying  Notes  to  Unaudited  Pro  Forma  Combined
                   Financial Information are an integral part of this statement and should be read in their entirety.

                                            WESTERN RESOURCES AND KCPL

                                 UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                                       For the Year Ended December 31, 1995
                                       (in thousands except per share data)

                                                                                Pro Forma
                                                    Western       KCPL                   Total
                                                 (Historical) (Historical) Adjustments  Combined
Operating Revenues:
     Electric. . . . . . . . . . . . . . . . . . .$1,145,895    $885,955    $ -       $2,031,850
     Natural gas . . . . . . . . . . . . . . . . .   597,405        -         -          597,405
                                                  ----------    --------    ------    ----------
          Total operating revenues . . . . . . . . 1,743,300     885,955      -        2,629,255
Operating Expenses:
     Cost of sales . . . . . . . . . . . . . . . .   510,948     178,154      -          689,102
     Operations, administrative and selling. . . .   684,616     353,859      -        1,038,475
     Depreciation and amortization . . . . . . . .   177,830     109,832      -          287,662
                                                   ---------    --------    ------    ----------
Operating Income . . . . . . . . . . . . . . . . .   369,906     244,110      -          614,016
                                                   ---------    --------    ------    ----------
Interest Expense . . . . . . . . . . . . . . . . .   122,095      54,522      -          176,617
Other Income (Expenses). . . . . . . . . . . . . .    17,257        (199)     -           17,058
                                                   ---------    --------    ------    ----------
Income Before Income Taxes . . . . . . . . . . . .   265,068     189,389      -          454,457
Income Taxes . . . . . . . . . . . . . . . . . . .    83,392      66,803      -          150,195
                                                   ---------    --------    ------    ----------
Net Income . . . . . . . . . . . . . . . . . . . .   181,676     122,586      -          304,262
Preferred and Preference Dividends . . . . . . . .    13,419       4,011      -           17,430
                                                   ---------    --------    ------    ----------
Earnings Applicable to Common Stock. . . . . . . . $ 168,257    $118,575    $ -       $  286,832
                                                   =========    ========    ======    ==========
Average Common Shares Outstanding. . . . . . . . .    62,157      61,902     3,581(i)    127,640
Earnings Per Average Common Share. . . . . . . . . $    2.71    $   1.92              $     2.25


                   The  accompanying  Notes  to  Unaudited  Pro  Forma  Combined
                   Financial Information are an integral part of this statement and should be read in their entirety.

                                            WESTERN RESOURCES AND KCPL

                                 UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                                       For the Year Ended December 31, 1994
                                       (in thousands except per share data)


                                                                                 Pro Forma
                                                    Western       KCPL                   Total
                                                 (Historical) (Historical) Adjustments  Combined
Operating Revenues:
     Electric. . . . . . . . . . . . . . . . . . .$1,121,781    $868,272    $ -       $1,990,053
     Natural gas . . . . . . . . . . . . . . . . .   642,988        -         -          642,988
                                                  ----------    --------    ------    ----------
          Total operating revenues . . . . . . . . 1,764,769     868,272      -        2,633,041
Operating Expenses:
     Cost of sales . . . . . . . . . . . . . . . .   562,342     169,035      -          731,377
     Operations, administrative and selling. . . .   656,813     371,134      -        1,027,947
     Depreciation and amortization . . . . . . . .   174,942     107,463      -          282,405
                                                   ---------    --------    ------    ----------
Operating Income . . . . . . . . . . . . . . . . .   370,672     220,640      -          591,312
                                                   ---------    --------    ------    ----------
Interest Expense . . . . . . . . . . . . . . . . .   118,917      47,416      -          166,333
Other Income (Expenses). . . . . . . . . . . . . .    35,643      (2,072)     -           33,571
                                                   ---------    --------    ------    ----------
Income Before Income Taxes . . . . . . . . . . . .   287,398     171,152      -          458,550
Income Taxes . . . . . . . . . . . . . . . . . . .    99,951      66,377      -          166,328
                                                   ---------    --------    ------    ----------
Net Income . . . . . . . . . . . . . . . . . . . .   187,447     104,775      -          292,222
Preferred and Preference Dividends . . . . . . . .    13,418       3,457      -           16,875
                                                   ---------    --------    ------    ----------
Earnings Applicable to Common Stock. . . . . . . . $ 174,029    $101,318    $ -       $  275,347
                                                   =========    ========    ======    ==========
Average Common Shares Outstanding. . . . . . . . .    61,618      61,903     3,581(i)    127,102
Earnings Per Average Common Share. . . . . . . . . $    2.82    $   1.64              $     2.17


                   The  accompanying  Notes  to  Unaudited  Pro  Forma  Combined
                   Financial Information are an integral part of this statement and should be read in their entirety.



                                          WESTERN RESOURCES, KCPL AND ADT

                                    UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                 December 31, 1996
                                                  (in thousands)

                                                      ASSETS

                                                                                      Pro Forma
                                      Western       KCPL         ADT                                 Total
                                   (Historical) (Historical) (Historical) Adjustments              Combined
Current Assets:
  Cash and cash equivalents . . . .$    3,724   $   23,571    $ 215,900  $ 165,120(a)(j)(k)(o)  $    408,315
  Accounts receivable and unbilled
    revenues (net). . . . . . . . .   318,966       63,206      210,700    (78,200)(o)               514,672
  Other current assets. . . . . . .   171,758       74,203      156,200     (4,800)(o)           _   397,361
                                   ----------   ----------    ---------  ---------                ----------
       Total current assets . . . .   494,448      160,980      582,800     82,120               _ 1,320,348
                                   ----------   ----------    ---------  ---------                ----------
Property, Plant and Equipment, net
  Utility plant . . . . . . . . . . 4,356,518    2,343,494         -          -                    6,700,012
  Subscriber systems(n) . . . . . .      -            -       1,215,500       -                    1,215,500
  Other . . . . . . . . . . . . . .      -            -         298,100   (227,900)(o)           _    70,200
                                   ----------   ----------    ---------   --------                ----------
       Total property, plant and
         equipment, net . . . . . . 4,356,518    2,343,494    1,513,600   (227,900)              _ 7,985,712
                                   ----------   ----------    ---------   --------                ----------
Deferred Charges and Other Assets:
  Goodwill, net . . . . . . . . . .   306,960         -         458,000  2,214,700(b)              2,979,660
  Regulatory asset-recoverable
    taxes . . . . . . . . . . . . .   217,257      126,000         -          -                      343,257
  Regulatory assets . . . . . . . .   241,039       37,747         -          -                      278,786
  Property held for sale. . . . . .      -            -            -       450,000(o)                450,000
  Other assets. . . . . . . . . . . 1,031,559      246,291      176,000   (622,998)(h)(k)(o)         830,852
                                   ----------   ----------   ----------  ----------              -----------
       Total deferred charges and
         other assets . . . . . . . 1,796,815      410,038      634,000   2,041,702                4,882,555
                                   ----------   ----------   ----------  ----------              -----------
       Total Assets . . . . . . . .$6,647,781   $2,914,512   $2,730,400  $1,895,922              $14,188,615
                                   ==========   ==========   ==========  ==========              ===========


                                          LIABILITIES AND CAPITALIZATION
                                                                                      Pro Forma
                                      Western       KCPL         ADT                                Total
                                   (Historical) (Historical) (Historical) Adjustments              Combined

Current Liabilities:
  Short-term debt . . . . . . . . .$ 980,740    $    -       $  209,200   $(622,700)(h)(o)         $ 567,240
  Long-term debt due within
    one year. . . . . . . . . . . .     -          26,591          -           -                      26,591
  Accounts payable. . . . . . . . .  180,540       55,618       138,000     (60,300)(o)              313,858
  Other current liabilities . . . .  190,812       84,216       293,600      15,000(k)(o)            583,628
                                   ---------    ---------    ----------   ---------               ----------
     Total current liabilities. . .1,352,092      166,425       640,800    (668,000)               1,491,317
                                   ---------    ---------    ----------   ---------               ----------
Other Liabilities and Deferred
Credits:
 Deferred income taxes. . . . . . .1,110,372      643,189        91,500      97,933 (f)(o)         1,942,994
 Deferred investment tax
    credits . . . . . . . . . . . .  125,528       67,107          -          -                      192,635
 Other. . . . . . . . . . . . . . .  458,668       94,144       328,200      (6,200)(o)              874,812
                                   ---------    ---------    ----------   ---------               ----------
     Total other liabilities
       and deferred credits . . . .1,694,568      804,440       419,700      91,733                3,010,441
                                   ---------    ---------    ----------   ---------               ----------
Capitalization:
 Long-term debt, net. . . . . . . .1,681,583      944,136       910,100    1,737,200(c)(o)         5,273,019
 Company-obligated mandatorily
    redeemable preferred
    securities. . . . . . . . . . .  220,000         -             -            -                    220,000
 Preferred and preference stock . .   74,858       89,062          -            -                    163,920
 Common equity. . . . . . . . . . .1,624,680      910,449       759,800      734,989(g)(j)(k)(o)   4,029,918
                                   ---------   ----------    ----------   ----------             -----------
     Total capitalization . . . . .3,601,121    1,943,647     1,669,900    2,472,189               9,686,857
                                   ---------   ----------    ----------   ----------             -----------
     Total Liabilities and
       Capitalization . . . . . . $6,647,781   $2,914,512    $2,730,400   $1,895,922             $14,188,615
                                  ==========   ==========    ==========   ==========             ===========


                   The  accompanying  Notes  to  Unaudited  Pro  Forma  Combined
                   Financial Information are an integral part of this statement and should be read in their entirety.



                                          WESTERN RESOURCES, KCPL AND ADT

                                 UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                                       For the Year Ended December 31, 1996
                                       (in thousands except per share data)

                                                                                   Pro Forma
                                      Western       KCPL         ADT                       Total
                                   (Historical) (Historical) (Historical) Adjustments     Combined
Operating Revenues:
  Electric. . . . . . . . . . . . .$1,197,433   $903,919    $     -      $   -           $2,101,352
  Natural gas . . . . . . . . . . .   849,386       -             -          -              849,386
  Security and other. . . . . . . .      -          -        1,704,000    (297,800)(o)    1,406,200
                                   ----------   --------    ----------   ----------      ----------
     Total operating revenues . . . 2,046,819    903,919     1,704,000    (297,800)       4,356,938
Operating Expenses:
  Cost of sales . . . . . . . . . .   648,299    192,960       920,000    (157,200)(o)    1,604,059
  Operations, administrative and
    selling . . . . . . . . . . . .   804,169    349,462       342,700    (102,400)(o)    1,393,931
  Depreciation and amortization . .   201,266    115,529       224,800      43,400(d)       584,995
  Restructuring and other
    non-recurring charges . . . . .      -          -          982,000     (13,000)(o)      969,000
                                     --------   --------     ---------    --------        ---------
Operating Income (Loss) . . . . . .   393,085    245,968      (765,500)    (68,600)        (195,047)
                                     --------   --------     ---------    --------         --------
Interest Expense. . . . . . . . . .   149,326     58,083        73,500      70,080(e)(o)    350,989
Other Income (Expenses) . . . . . .    11,293    (47,961)      130,500      (7,198)(h)       86,634
                                     --------   --------     ---------    --------        ---------
Income (Loss) Before Income Taxes .   255,052    139,924      (708,500)   (145,878)        (459,402)
Income Taxes. . . . . . . . . . . .    86,102     31,753       (21,800)     88,433(f)(o)    184,488
                                     --------   --------     ---------    --------
Net Income (Loss) Before Extraordinary
  Item (1). . . . . . . . . . . . .   168,950    108,171      (686,700)   (234,311)        (643,890)
Preferred and Preference
  Dividends . . . . . . . . . . . .    14,839      3,790          -           -              18,629
                                     --------    -------     ---------    --------        ---------
Earnings (Loss) Applicable to Common
  Stock Before Extraordinary
  Item. . . . . . . . . . . . . . .  $154,111   $104,381     $(686,700)  $(234,311)       $(662,519)
                                     ========   ========     =========   =========        =========
Average Common Shares Outstanding .    63,834     61,902       137,114     (73,988)(i)(j)   188,862
Earnings (Loss) Per Average Common
  Share Before Extraordinary
  Item. . . . . . . . . . . . . . .  $   2.41   $   1.69     $   (5.01)                   $   (3.51)


(1) ADT recorded an extraordinary item for the early extinguishment of debt in September 1996.

The accompanying Notes to Unaudited Pro Forma Combined Financial Information are an integral part of this statement and should be read in their entirety.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The pro forma adjustments have been made to the Unaudited Pro Forma Combined Financial Information to reflect the following:

     (a) To record the net effect of the following:

      (i) The reduction in cash resulting from interest paid on short- and long-term debt as described in note (e) below.
      (ii) The receipt of approximately $300 million from the exercise of the Republic Warrant.
      (iii) The receipt of interest income earned on excess cash balances primarily resulting from the exercise of the Republic Warrant at a market-based, short-term rate of 4.5% on an annual basis.

     (b) To record goodwill resulting from the Amalgamation. Other than the auto auction assets discussed at (o) below, the net tangible assets of ADT are expected to approximate their fair value. Goodwill is based upon the total consideration paid in excess of the estimated fair value of the net assets acquired. Goodwill is calculated assuming Western Resources acquires all outstanding shares of ADT Common Stock which Western Resources and its affiliates do not presently hold, the conversion of ADT's outstanding Liquid Yield Option Notes ("LYONs") to shares of ADT Common Stock (see note (i)), the exercise of the Republic Warrant (see note (iii)) and the exercise of all outstanding options held principally by ADT's management, in each case for $22.50 per share of ADT Common Stock. (See note (j) for a discussion of the Republic Warrant and ADT anti-takeover devices.)

     Calculation of total outstanding shares of ADT Common Stock, and shares of ADT Common Stock to be purchased:

                                                                 (millions,
                                                                   except
                                                                  price per
                                                                   share)

Shares of ADT Common Stock outstanding. . . . . . . . . . .         141.4
Treasury shares (shares held by ADT Subsidiary) . . . . . .          (3.2)
LYONs convertible debt (i). . . . . . . . . . . . . . . . .          21.9
Conversion of option shares (ii). . . . . . . . . . . . . .           7.3
Exercise of Republic Warrant (iii). . . . . . . . . . . . .          15.0
                                                                 --------
    Total shares of ADT Common Stock outstanding. . . . . .         182.4
    Shares of ADT Common Stock already owned. . . . . . . .         (38.3)
                                                                 --------
    Net shares of ADT Common Stock to be purchased. . . . .         144.1
    Purchase price per share. . . . . . . . . . . . . . . .      $  22.50
                                                                 --------
Total cost of shares of ADT Common Stock not presently owned     $3,242.3
Plus: Basis in 38.3 million shares of ADT Common Stock
  currently owned . . . . . . . . . . . . . . . . . . . . .         589.4
Plus: Estimated transaction costs . . . . . . . . . . . . .          40.0
                                                                 --------
    Total purchase price. . . . . . . . . . . . . . . . . .      $3,871.7
Less: Estimated fair value of net assets acquired (iv). . .       1,130.5
    Estimated goodwill. . . . . . . . . . . . . . . . . . .      $2,741.2
Less: Existing ADT goodwill, net. . . . . . . . . . . . . .         458.0
Less: Incremental goodwill amortization for 1996. . . . . .          68.5
    Adjustment. . . . . . . . . . . . . . . . . . . . . . .      $2,214.7
                                                                 ========

(i) LYONs are exchangeable for shares of ADT Common Stock or redeemable for cash at the option of the holder upon a change of control. Conversion terms allow the holder to exchange each LYON for 28.23 shares of ADT Common Stock. The pro forma calculation of total shares of ADT Common Stock outstanding assumes the LYONs are converted to shares of ADT Common Stock.

(ii) Conversion of approximately 17.3 million outstanding option shares held by management has been calculated using the treasury stock method.

(iii) Exercise of the Republic Warrant to purchase 15.0 million shares of ADT Common Stock. The pro forma calculation of total shares of ADT Common Stock outstanding includes Republic's exercise of the Republic Warrant for 15 million shares at $20 per share. (See note (j) for a related discussion.)

(iv) Includes estimated fair value of auto auction business of $450 million.

      (c) To record the additional long-term debt to be incurred for the Cash Consideration and to refinance short-term debt used to acquire existing shares of ADT Common Stock, less the elimination of the LYONs convertible debt securities which are expected to be converted to shares of ADT Common Stock.

                                                                       in
                                                                   (millions)
   Additional long-term debt:
     144.1 million shares of ADT Common Stock times $10.00 per
       share cash consideration. . . . . . . . . . . . . . . . .   $1,441.0
     Plus: Permanent financing of Western Resources' existing
           interest. . . . . . . . . . . . . . . . . . . . . . .      589.4
           Estimated transaction costs . . . . . . . . . . . . .       40.0
     Less: Estimated LYONs debt outstanding at
           acquisition date. . . . . . . . . . . . . . . . . . .     (326.8)
                                                                   --------
           Net additional debt . . . . . . . . . . . . . . . . .   $1,743.6
                                                                   ========

      (d) To record the amortization of goodwill created in the purchase of ADT over a 40-year period. The annual goodwill amortization is expected to approximate $68.5 million. The adjustment represents the difference between this amount, the historical amount recorded by ADT and the amounts recognized by Western Resources related to its investment in ADT.

     (e) To record the net effect of interest expense resulting from the following:

       (i) The reduction of interest expense associated with the short-term debt incurred by Western Resources to acquire its initial equity interest in ADT and the increase in interest expense in connection with the issuance of additional long-term debt as detailed in note (c) above to finance the exchange of shares of ADT Common Stock for the Cash Consideration and refinance short-term debt used to acquire shares of ADT Common Stock. (See note (c).) The interest rate on such borrowings is expected to be approximately 8%. The assumed interest rate is reasonable given current corporate bond rates for companies with credit ratings similar to Western Resources.

        A one-eighth percent change in interest on the net additional debt used to finance the Amalgamation would impact the combined pro forma net income by approximately $1.1 million on an annual basis. Pro forma earnings per share would be impacted by approximately $0.01 per share on an annual basis.

   (ii) The interest expense savings resulting from the conversion of the LYONs, which accreted interest at a rate of 6.5%.

   (iii) The interest income earned on excess cash balances primarily resulting from the exercise of the Republic Warrant at a market-based, short-term rate of 4.5% on an annual basis.

     (f) To adjust the income tax provision. The income tax provision exceeds the federal statutory rate of 35% primarily due to the non-deductible goodwill amortization and state income taxes.

     (g) To reflect the net increase to common equity resulting from Western Resources issuing additional Western Resources Common Stock needed to acquire the net remaining shares of ADT Common Stock, to reflect the impact of the pro forma adjustments and eliminate ADT's stand-alone equity.

     (h) To reflect the elimination of the equity investment and related equity earnings recorded by Western Resources for the 38.3 million shares of ADT Common Stock presently held as an equity investment and the related short-term debt incurred to finance this equity investment which is to be refinanced with long-term debt. (See note (c).)

     (i) To reflect the issuance of Western Resources Common Stock in connection with the Merger and the Amalgamation:

                                                            (in thousands,
                                                             except price
                                                               per share)

Value of Consideration to be paid in Western Resources
  Common Stock . . . . . . . . . . . . . . . . . . . . . . .    $  12.50
Divided by the price per share of Western Resources
  Common Stock as of February 28, 1997. . . . . . . . . . . .   $ 30.250
                                                                --------
    Exchange Ratio . . . .. . . . . . . . . . . . . . . . . .     .41322
Multiplied by net shares of ADT Common Stock to be
  purchased by Western Resources. . . . . . . . . . . . . . .    144,100
Shares of Western Resources Common Stock needed to
  acquire net shares of ADT Common Stock. . . . . . . . . . .     59,545
ADT average common shares outstanding . . . . . . . . . . . .    137,114
  Less: Shares of Western Resources Common Stock
     to be issued to ADT shareholders . . . . . . . . . . . .     59,545
                                                                --------
                                                                 (77,569)
  Plus: Additional shares of Western Resources
     Common Stock to be issued to KCPL shareholders. . . . . .     3,581(*)
  Adjustment . . . . . . . . . . . . . . . . . . . . . . . . .   (73,988)

(*) Pro forma shares and related earnings per share have been calculated assuming a Conversion Ratio of 1.05785 based on the closing price per share of Western Resources Common Stock on February 28, 1997 of $30.250. The actual Conversion Ratio will be based on a 20-day average of the price of Western Resources Common Stock calculated for a period beginning on the 29th business day prior to Closing and ending on the tenth business day prior to Closing.

     (j) On July 1, 1996, ADT entered into an agreement with Republic (the "Republic Agreement"), pursuant to which a subsidiary of Republic was to be amalgamated with and into ADT with ADT being the surviving company. Under the terms of the Republic Agreement, ADT granted to Republic the Republic Warrant to purchase 15,000,000 Shares at a purchase price of $20 per Share, subject to adjustment. The Republic Warrant was to become exercisable for a period of six months following the termination of the Republic Agreement. On September 30, 1996, ADT and Republic jointly announced the termination of the Republic Agreement, citing uncertainty attributable to market conditions, and amended the Republic Warrant to include certain restrictions on the issuance of shares of ADT Common Stock pursuant thereto and the transfer of such shares by Republic to persons with an interest in 10% or more of ADT. Western Resources has commenced litigation challenging the validity of the Republic Warrant. On March 21, 1997, Republic announced its exercise of the Republic Warrant and remitted $300 million to ADT. The unaudited pro forma combined financial information reflects this exercise and the receipt of approximately $300 million.

     As described herein, Western Resources is initiating steps to hold a special meeting of the ADT Shareholders, and among other matters, Western Resources will be soliciting proxies in favor of the removal of the present members of the ADT Board of Directors and the election of the nominees of Western Resources to the ADT Board, who will then take steps needed to either redeem or amend a rights agreement (the "Rights Agreement"), pursuant to which ADT declared a dividend of one right for each outstanding ADT share of common stock on November 4, 1996, to make the Rights Agreement inapplicable to the ADT Offer.

     (k) To reflect Western Resources' and KCPL's estimated direct merger costs of $60 million as a reduction to equity.

     (l) Prior to the consummation of the Merger, KCPL must redeem its preferred stock outstanding pursuant to the Merger Agreement. Because the basis of accounting for the Merger is a pooling of interests, the effect of this redemption is not required to be reflected in the unaudited pro forma combined financial statements. The required redemption price, as of December 31, 1996, is approximately $90 million applicable to KCPL Preferred Stock. The ongoing effect of this redemption is anticipated to be immaterial.

     (m) Intercompany transactions among Western Resources, KCPL and ADT are immaterial.

     (n) Amounts related to ADT's subscriber systems represent the historical cost of equipment, installation labor and direct overheads capitalized upon acquiring a new customer. In accordance with the provisions specified in APB No. 16, "Accounting for Business Combinations," Western Resources has allocated value to the subscriber systems purchased from ADT at amounts that are believed to approximate the fair value of the acquired customer base. Western Resources believes the estimated fair value of ADT's historical balance for subscriber systems assets approximates the fair value of the acquired customer base. This amount will be amortized over the average customer life, which is estimated at approximately 10 years.

     (o) To reflect the following:

       (i) Presentation of assets and liabilities related to ADT's auto auction business as net property held for sale as Western Resources intends to sell such business at, or near, the closing date of the Amalgamation. These assets have been assigned a value of $450 million, equal to the estimated sales proceeds, net of tax. The following reflects the reclassification of account balances to properly reflect the fair value of assets following the sale of ADT's auto auction business:


                                                              (in
                                                            millions)

    Estimated sales proceeds, net of tax. . . . . . . . .    $450.0
    Less: Estimated net book value. . . . . . . . . . . .    (349.2)
    Estimated fair value of property held for
       sale in excess of recorded amounts . . . . . . . .    $100.8

       (ii) Elimination of historical amounts recorded for the results of operations related to ADT's auto auction business. The following amounts have been eliminated to properly reflect the historical results of operations of ADT's auto auction business as presented in ADT's 14(d) filing with the SEC dated March 4, 1997:

                                                          For the year ended
                                                         December 31, 1996
                                                           (in thousands)

    Operating revenues. . . . . . . . . . . . . . . . . .    $ 297,800
    Operating expenses. . . . . . . . . . . . . . . . . .     (272,600)
                                                             ---------
    Operating income. . . . . . . . . . . . . . . . . . .    $  25,200
                                                             ---------
    Net income. . . . . . . . . . . . . . . . . . . . . .    $   6,400
                                                             =========

WESTERN RESOURCES AND KCPL SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL
INFORMATION
                                                   Years Ended December 31,
                                                1996          1995          1994
Pro Forma Combined (unaudited)
  Ratio of earnings to fixed charges (1). .    2.37x         2.80x         2.99x
  Ratio of earnings to combined fixed
    charges and preferred dividend
    requirements (1). . . . . . . . . . . .    2.17x         2.54x         2.69x

(1) Earnings are deemed to consist of net income to which has been added income taxes (including net deferred investment tax credit) and fixed charges. Fixed charges consist of all interest on indebtedness, amortization of debt discount and expense, and the portion of rental expense which represents an interest factor. Preferred and preference dividend requirements consist of an amount equal to the pre-tax earnings which would be required to meet divided requirements on preferred and preference stock.